UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 11, 2011
Ameristar Casinos, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22494 (Commission File Number)	880304799 (I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
In connection with the previously announced cash tender offer (the “Offer”) by Ameristar Casinos, Inc. (the “Company”) to purchase any and all of the outstanding $650 million aggregate principal amount of its 9 1/4% Senior Notes due 2014 (the “Notes”) and consent solicitation (the “Consent Solicitation”) to amend certain provisions of the indenture dated as of May 27, 2009 pursuant to which the Notes were issued (as previously amended by a First Supplemental Indenture dated as of December 7, 2009, the “Indenture”), on April 11, 2011, the Company, certain subsidiaries of the Company, as guarantors under the Indenture, and Wilmington Trust FSB, as trustee under the Indenture (the “Trustee”), executed a Second Supplemental Indenture (the “Second Supplemental Indenture”) setting forth certain amendments to the Indenture. These amendments eliminate substantially all of the restrictive covenants and the related events of default contained in the Indenture. The amendments set forth in the Second Supplemental Indenture will not become operative with respect to the Notes under the Indenture unless and until the Company accepts for purchase Notes validly tendered and not withdrawn and certain other conditions relating to the consummation of the Offer are satisfied. This summary is qualified by the text of the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.
On April 11, 2011, the Company announced the early results of the Offer and Consent Solicitation. The amount validly tendered represents the requisite number of consents required to approve the proposed amendments to the Indenture and, as a result, the Company, the subsidiary guarantors and the Trustee executed the Second Supplemental Indenture as described above in Item 1.01. The previously announced withdrawal deadline relating to the Offer occurred at 5:00 p.m., New York City time, on April 11, 2011. Notes previously tendered and any Notes tendered after 5:00 p.m., New York City time, on April 11, 2011, may not be withdrawn unless withdrawal rights are required by law. The Offer is scheduled to expire at 11:59 p.m., New York City time, on April 25, 2011.
The press release announcing the early results of the Offer and Consent Solicitation is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
This report is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The Company is making the Offer and Consent Solicitation only by, and pursuant to, the terms and conditions of the Offer to Purchase and Consent Solicitation Statement dated March 29, 2011 and the related Consent and Letter of Transmittal.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description
4.1	Second Supplemental Indenture, dated as of April 11, 2011, by and among Ameristar Casinos, Inc., the guarantors party thereto and Wilmington Trust FSB.
99.1	April 11, 2011 press release of Ameristar Casinos, Inc. entitled “Ameristar Casinos Announces Early Results of Tender Offer and Consent Solicitation for its 9 1/4% Senior Notes due 2014.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.
By:	/s/ Peter C. Walsh
	Name:	Peter C. Walsh
	Title:	Senior Vice President and General Counsel

Dated: April 12, 2011

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EXHIBIT INDEX

Exhibit	Description
4.1	Second Supplemental Indenture, dated as of April 11, 2011, by and among Ameristar Casinos, Inc., the guarantors party thereto and Wilmington Trust FSB.
99.1	April 11, 2011 press release of Ameristar Casinos, Inc. entitled “Ameristar Casinos Announces Early Results of Tender Offer and Consent Solicitation for its 9 1/4% Senior Notes due 2014.”

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